Exhibit 10.24

STOCK RESTRICTION AGREEMENT

This Stock Restriction Agreement (the Agreement) is dated as of [*] and is between Nano Innovations Inc. (the Corporation) and [*].

Whereas the [*] holds [*] Common Voting Shares in the capital of the Corporation, of which [*]% (rounded down to the nearest whole share) shall be subject to the restrictions contained in this Agreement (the Subject Shares). The Subject Shares that are subject to the Restrictions (defined below) are referred to in this Agreement as the Restricted Shares and are identified as such in the attached Schedule A.

Now therefore, in consideration for the payment by the Corporation to the [*] of CDN$1.00 and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Corporation and the [*] (collectively, the Parties) agree as follows:

ARTICLE ONE

RESTRICTIONS

1.1 Power of Attorney. The [*] does hereby constitute and appoint any officer or director (the Officer) of the Corporation as the true and lawful attorney for the CFG Principal, and in the name, place and stead of the [*], to execute and deliver any and all stock transfers, endorsements or other instruments required to be executed and delivered in connection with the exercise by the Corporation of its repurchase rights stated in this Agreement, in each case with respect to any and all Restricted Shares. This power of attorney is hereby coupled with an interest and shall be irrevocable by the CFG Principal. This power of attorney shall terminate and be of no force and effect immediately upon all of the Subject Shares ceasing to be Restricted Shares. The power of attorney contemplated in this Agreement is not intended to be a continuing power of attorney or similar power of attorney within the meaning of and governed by under applicable substitute decision, living will or estate planning legislation in any of the provinces or territories of Canada (a CPOA). The execution of this power of attorney does not terminate any CPOA granted previously and this power of attorney is not terminated by the execution by the [*] in the future of a CPOA, and the [*] hereby agrees not to take any action that results in the termination of this power of attorney prior to the Subject Shares ceasing to be Restricted Shares. Any proxy executed and delivered pursuant hereto relating to any meeting of shareholders or any adjournments thereof shall revoke any proxy otherwise executed and delivered by or on behalf of the [*] with respect to such meeting or any adjournments thereof, regardless of the respective dates thereof.

1.2 Share Certificate. The Secretary of the Corporation shall hold the share certificates representing the Subject Shares until all of the Subject Shares cease to be Restricted Shares. If, prior to that time, the Corporation exercises the Repurchase Right in accordance with Section 1.4, then, in conjunction with the completion of the repurchase of Restricted Shares from the CFG Principal, the Corporation shall re-issue a share certificate to the [*] evidencing the remaining Subject Shares held by the CFG Principal.

1.3 Restrictions. Until such time as the applicable Performance Target relating to the Restricted Shares is satisfied (as described in Schedule A), the holder of such Restricted Shares shall not, with respect to those Restricted Shares, be entitled to:

(a)	vote at a meeting of the shareholders of the Corporation (or sign a written resolution in lieu of a meeting);

(b)	receive dividends or other distributions;

(c)	receive payment or property in relation to or as a consequence of the wind-up and dissolution of the Corporation; or

(d)	transfer or dispose of the Restricted Shares or any interest therein or represented thereby directly or indirectly in any manner whatsoever including, without limitation, by operation of law, court order, judicial process, sale, assignment, gift, donation, or by through the granting of a security, lien, pledge, mortgage, hypothecation, or charge; (collectively, the Restrictions).

1.4 Repurchase Right. If a Performance Target is not satisfied on or prior to the applicable Completion Date stipulated in Schedule A, then the Corporation shall have the right, but not the obligation (the Repurchase Right), to purchase all of the applicable Restricted Shares owned by the [*] at a purchase price equal to the issue price of such Restricted Shares. The Corporation shall exercise the Repurchase Right by written notice (the Exercise Notice) given to the [*] within 120 days after the date the repurchase right arises (the Exercise Period). The closing of any such purchase and sale transaction shall occur within 30 days of the Corporation (or its assignee) delivering the Exercise Notice. The [*] agrees that he will perform his obligations hereunder and will ratify and confirm all that the Corporation may do or cause to be done pursuant to the foregoing. If the Corporation does not exercise the Repurchase Right during the Exercise Period, then the Repurchase Right will terminate and be of no further force or effect.

ARTICLE TWO

GENERAL

2.1 Further Assurances. The [*] shall from time to time at the Corporation's request and expense and without further consideration, execute and deliver such other documents and take such further action as the Corporation may require for compliance with all applicable securities legislation and policies.

2.2 Governing Law. This Subscription Agreement is governed by the laws of the Province of British Columbia and the laws of Canada applicable and shall be treated in all respects as a British Columbia contract and the Parties hereby submit to the exclusive jurisdiction of the courts of the Province of British Columbia.

2.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and all prior agreements, discussions and understandings are merged in this Agreement. None of the Parties shall be bound by any conditions, definitions, warranties, representations or understandings with respect to the subject matter hereof other than as expressly provided for in this Agreement or as duly stated in writing by subsequent written agreement of the Parties.

2.4 Enurement. This Agreement shall enure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns and be binding upon the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

2.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or electronically delivered form and the Parties adopt any signatures received by electronic form as original signatures of the Parties.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above mentioned.

NANO INNOVATIONS INC.

Name:	Michael Stele
Title:	Chief Financial Officer

By:
Name:

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SCHEDULE A

TOTAL SHARES	1,175,000
SUBJECT SHARES	705,000 {60% of Total Shares)

No.	Performance Target	Completion Date	Number of Restricted Shares
1

Completion of: (i) an initial listing of the Corporation's common shares on a recognized stock exchange in North America; or (ii) an amalgamation, arrangement, take-over bid, or other similar transaction or series of related transactions pursuant to which the common shares of the Corporation are converted into or exchanged for shares that are then listed on a recognized stock exchange in North America; and a concurrent offering of not less than 1,600,000 units of the Corporation (or units of the issuer that the common shares of the Corporation will be converted into or exchanged for) at an anticipated price of CDN$2.50 per unit. The final terms of this financing will be determined by the newly constituted board of directors of the Corporation. The occurrence of either (i) or (ii) in respect of the Corporation is referred to herein as the Go-Public Transaction.

		May 31, 2022	470,000 Common Voting Shares
2	Completion of one or more offerings of common shares of the Corporation at a price and on terms approved by the board of directors of the Corporation for aggregate gross proceeds of not less than CDN$25,000,000.00. Such offerings may be completed on either a brokered or non-brokered basis in each province of Canada, the United States of America, and such other jurisdictions as approved by the board of directors of the Corporation. For greater certainty, any amounts raised in excess of the required amount for the Go-Public Transaction may be applied towards the satisfaction of the CDN$25,000,000.00 figure in this section.	24-month anniversary of the completion of the Go Public Transaction	235,000 Common Voting Shares

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